EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Annual Report Form 10-K of ICOP Digital, Inc. of our report dated March 17, 2010, relating to our audits of the financial statements for the years ended December 31, 2009 and 2008, appearing in Item 8 of this Annual Report.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

March 17, 2010